Exhibit 99.1

Lantronix Announces Record $40 Million Contract With Gridspertise

Announces Preliminary Second Quarter Revenue and Updates Fiscal 2023 Revenue Guidance to Reflect Revised Delivery Schedule

IRVINE, Calif., Jan. 25, 2023 – Lantronix Inc. (NASDAQ: LTRX), a global provider of secure turnkey solutions for the Industrial Internet of Things (IoT) and the Intelligent IT market, today announced it has received and executed a production contract to deliver Quantum Edge units to its customer Gridspertise.

The largest in Lantronix history, the order value is greater than initially anticipated due to a customer-requested change in the design of the solution, resulting in increased dollar content for Lantronix. While the increase in content validates the Lantronix value proposition and drives a better-than-anticipated total revenue expectation, it also delayed the initial pilot production and changed the production delivery schedule, and Lantronix therefore no longer expects to realize significant revenue from the customer in the remainder of fiscal 2023. Lantronix expects to begin shipping against this contract in its first quarter of 2024.

“I am pleased to announce this record-breaking order with our customer Gridspertise,” said Paul Pickle, CEO of Lantronix. “Lantronix has been contracted to deliver more functionality and content than initially expected for initial production volumes. And, while the updated specification will push our delivery schedule and revenue recognition into fiscal 2024, it delivers substantial visibility into our double-digit growth expectations for the upcoming fiscal year.”

Lantronix is releasing preliminary revenue for its second quarter of fiscal 2023 and updating its fiscal 2023 revenue guidance to account for the delay in the pilot production and the updated production schedule from the contract. The company currently expects to report second quarter 2023 revenue between $31 million and $32 million. For fiscal year 2023, the company now expects revenue of $135 million to $145 million, up approximately 4 percent to 12 percent year over year. The updated guidance implies a return to growth in the second half of fiscal 2023, driven by backlog that remains near record levels and starting backlog that is higher than the prior quarter. Lantronix will release full financial details and discuss results for its second quarter fiscal 2023 as well as its expectations for the remainder of fiscal 2023 and 2024 on its upcoming earnings conference call.

About Lantronix

Lantronix Inc. is a global provider of secure turnkey solutions for the Internet of Things (IoT) and Remote Environment Management (REM), offering Software as a Service (SaaS), connectivity services, engineering services and intelligent hardware.

Lantronix enables its customers to accelerate time to market and increase operational up-time and efficiency by providing reliable, secure and connected Intelligent Edge IoT and Remote Management Gateway solutions.

Lantronix’s products and services dramatically simplify the creation, development, deployment and management of IoT and IT projects across Robotics, Automotive, Wearables, Video Conferencing, Industrial, Medical, Logistics, Smart Cities, Security, Retail, Branch Office, Server Room, and Datacenter applications. For more information, visit the Lantronix website. Learn more at the Lantronix blog, which features industry discussion and updates. Follow Lantronix on Twitter, view our YouTube video library or connect with us on LinkedIn.

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References in this Report to “fiscal 2023” refer to the fiscal year ended June 30, 2023, and references to “fiscal 2024” refer to the fiscal year ending June 30, 2024.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including, without limitation, statements related to our solutions, technologies and products, are forward-looking statements. These forward-looking statements are based on our current expectations and are subject to substantial risks and uncertainties that could cause our actual results, future business, financial condition, or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. The potential risks and uncertainties include, but are not limited to, such factors as the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; the impact of the COVID-19 outbreak on our employees, supply and distribution chains, and the global economy; cybersecurity risks; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to successfully implement our acquisitions strategy or integrate acquired companies; difficulties and costs of protecting patents and other proprietary rights; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; and any additional factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the Securities and Exchange Commission (the “SEC”) on Aug. 29, 2022, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as well as in our other public filings with the SEC. Additional risk factors may be identified from time to time in our future filings. The forward-looking statements included in this release speak only as of the date hereof, and we do not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

© 2023 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark.

Lantronix Investor Relations Contact:

Jeremy Whitaker

Chief Financial Officer investors@lantronix.com

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